Exhibit 10.1

January 29, 2009

Mr. John R. Sprouls

Vivendi Universal Entertainment LLLP

100 Universal City Plaza

Universal City, CA 91608

Dear Mr. Sprouls:

Reference is made to the employment agreement between you and Vivendi Universal Entertainment LLLP (“VUE” or the “Company”) dated April 17, 2006, as amended on July 25, 2008 (the “Employment Agreement”), pursuant to which you have been employed in an executive capacity. The Company hereby exercises its option to extend the term of the Employment Agreement for two (2) years, commencing December 7, 2009 and continuing through and including December 6, 2011.

Please acknowledge receipt of this notice by signing the attached copy and returning it to VUE. The original is for your records.

Very truly yours,

VIVENDI UNIVERSAL
ENTERTAINMENT LLLP

	By:	/s/ Crystal Wright
RECEIPT ACKNOWLEDGED:

/s/ John R. Sprouls
JOHN R. SPROULS

3/5/09
Date

OP1369

Note: Option to be delivered to executive no later than October 1, 2009.